UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 11, 2014

Manhattan Bridge Capital, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	000-25991	11-3474831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Cutter Mill Road, Great Neck, NY	11021
(Address of Principal Executive Offices)	(Zip Code)

(516) 444-3400
(Registrant’s telephone number, including area code)

Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

This Current Report on Form 8-K is filed by Manhattan Bridge Capital, Inc. (the “Registrant”), in connection with the items set forth below.

Item 1.01:	Entry into a Material Definitive Agreement.

On December 11, 2014 the Registrant entered into a Fifth Note Extension Agreement (the “Amendment”) with Sterling National Bank (“Sterling”), effective as of December 13, 2014, pursuant to which the parties agreed to extend the maturity date of the Note (as defined in the Amendment) from December 13, 2014 to June 11, 2015. In addition to the foregoing, the Amendment also extended the maturity date from December 13, 2014 to February 11, 2015, of a temporary additional revolving credit facility in the amount $700,000 provided to the Registrant by Sterling in November 2014.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01:	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Fifth Note Extension Agreement, entered into as of December 13, 2014, among the Registrant, Assaf Ran and Sterling National Bank.

* * * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANHATTAN BRIDGE CAPITAL, INC.

Dated: December 11, 2014	By: /s/ Assaf Ran
Name: Assaf Ran
Title: President and Chief Executive Officer